As filed with the Securities and	Registration No. 333-
Exchange Commission on May 29, 2003

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRIORITY HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	35-1927379
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 Technology Park, Suite 124 Lake Mary, Florida	32746
(Address of Principal Executive Offices)	(Zip Code)

PRIORITY HEALTHCARE CORPORATION

1997 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Steven D. Cosler

President and Chief Executive Officer

250 Technology Park, Suite 124

Lake Mary, Florida 32746

(Name and address of agent for service)

(407) 804-6700

(Telephone number, including area code, of agent for service)

Copy to:

James A. Aschleman

Baker & Daniels

300 North Meridian Street, Suite 2700

Indianapolis, Indiana 46204

(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Class B Common Stock, $0.01 par value	1,500,000	$23.115 (3)	$34,672,500 (3)	$2805.01 (3)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	It is impracticable to state the maximum offering price. Shares offered pursuant to stock options granted under the 1997 Stock Option and Incentive Plan are to be offered at not less than the fair market value of one share of Class B Common Stock of Priority Healthcare Corporation on the date the options are granted.
(3)	Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class B Common Stock as reported by the Nasdaq National Market System on May 27, 2003 which was $23.115 per share.

The Registrant’s Registration Statements on Form S-8 (Registration Nos. 333-61479, 333-82481 and 333-69280) are incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on May 28, 2003.

PRIORITY HEALTHCARE CORPORATION

By:	/s/ Steven D. Cosler
Steven D. Cosler President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Steven D. Cosler and Rebecca M. Shanahan, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Steven D. Cosler and Rebecca M. Shanahan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ William E. Bindley William E. Bindley	Chairman of the Board	May 28, 2003

/s/ Robert L. Myers Robert L. Myers	Vice Chairman of the Board	May 27, 2003

/s/ Steven D. Cosler Steven D. Cosler	President, Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2003

/s/ Donald J. Perfetto Donald J. Perfetto	Executive Vice President, Chief Operating Officer and Director	May 28, 2003

/s/ Stephen M. Saft Stephen M. Saft	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 28, 2003

Signature	Title	Date

/s/ Kathleen R. Hurtado Kathleen R. Hurtado	Director	May 28, 2003

/s/ Michael D. McCormick Michael D. McCormick	Director	May 28, 2003

/s/ Richard W. Roberson Richard W. Roberson	Director	May 28, 2003

/s/ Thomas J. Salentine Thomas J. Salentine	Director	May 28, 2003

INDEX TO EXHIBITS

Exhibit No.		Description of Exhibit
4.1	(i)

Restated Articles of Incorporation of the Registrant. (The copy of this Exhibit filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Registration No. 333-82481) is incorporated herein by reference.)

(ii)

Articles of Amendment to the Restated Articles of Incorporation of the Registrant. (The copy of this exhibit filed as Exhibit 3-A(ii) to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 1, 2000, is incorporated herein by reference.)

4.2

By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 26, 2000, is incorporated herein by reference.)

4.3	(i)

Priority Healthcare Corporation 1997 Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 10-C(i) to the Company’s Registration Statement on Form S-1 (Registration No. 333-34463) is incorporated herein by reference.)

(ii)

First Amendment to the Priority Healthcare Corporation 1997 Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 10-C(ii) to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, is incorporated herein by reference.)

(iii)

Second Amendment to the Priority Healthcare Corporation 1997 Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 4.3(iii) to the Company’s Registration Statement on Form S-8 (Registration No. 333-82481) is incorporated herein by reference.)

(iv)

Third Amendment to the Priority Healthcare Corporation 1997 Stock Option and Incentive Plan. (The copy of this Exhibit filed as Exhibit 10-C(iv) to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, is incorporated herein by reference.)

	(v)	Fourth Amendment to the Priority Healthcare Corporation 1997 Stock Option and Incentive Plan.

5		Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

23.1		Consent of PricewaterhouseCoopers LLP.

23.2		Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

24		Powers of Attorney (included on the Signature Page of the Registration Statement).